UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below and incorporated into this Item 5.02 by reference, on May 16, 2017, Rush Enterprises, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”), at which the Company’s shareholders voted to approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”). The Company’s executive officers may participate in the 2007 LTIP.

The amendment and restatement includes the following changes from the prior 2007 LTIP: (i) an increase in the number of authorized shares of Class A Common Stock and Class B Common Stock that can be awarded under the 2007 LTIP by 1,750,000 and 750,000 shares, respectively; (ii) an extension of the term of the 2007 LTIP until May 16, 2027; (iii) the addition of a provision that prohibits the recycling of shares; (iv) the addition of a provision that provides that no dividends (or dividend equivalents) may be issued on unvested awards; and (v) the addition of a provision that provides a one-year vesting requirement for all awards issued under the 2007 LTIP, except under certain limited circumstances.

The Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company had previously adopted the amendment and restatement, subject to shareholder approval. A description of the material terms and conditions of the 2007 LTIP appears in Proposal No. 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2017 (the “2017 Proxy Statement”), as amended on May 1, 2017 and further supplemented on May 2, 2017 with respect to Proposal No. 2.

The foregoing description of the amendment and restatement of the 2007 LTIP does not purport to be complete and is qualified in its entirety by the full text of the 2007 LTIP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.02, the Company held its 2017 Annual Meeting on May 16, 2017.

Set forth below are the final voting results for the proposals voted upon at the 2017 Annual Meeting. The 2017 Proxy Statement contains a detailed description of the proposals. At the 2017 Annual Meeting, the holders of 28,978,482 shares of Class A Common Stock and the holders of 8,745,648 shares of Class B Common Stock cast votes, either in person or by proxy, which represents approximately 95.09% of the Class A Common Stock and 94.94% of the Class B Common Stock that were outstanding and entitled to vote.

Proposal 1 – Election of Directors. The Company’s shareholders elected W.M. “Rusty” Rush, Thomas A. Akin, James C. Underwood, Raymond J. Chess, William H. Cary and Dr. Kennon H. Guglielmo as directors to hold office until the Company’s 2018 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. M. “Rusty” Rush	9,266,429	172,590	755,553
Thomas A. Akin	9,275,289	163,729	755,553
James C. Underwood	9,276,017	163,002	755,553
Raymond J. Chess	9,105,623	333,396	755,553
William H. Cary	9,291,137	147,882	755,553
Dr. Kennon H. Guglielmo	9,283,227	155,792	755,553

Proposal 2 – Approval of the Amendment and Restatement of the 2007 Long-Term Incentive Plan. The Company’s shareholders approved the amendment and restatement of the Company’s 2007 LTIP. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,565,903	1,855,064	18,052	755,553

Proposal 3 – Advisory Vote to Approve Executive Compensation. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,073,586	1,338,693	22,853	755,553

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. With respect to the Company’s shareholders’ recommended frequency of future advisory votes on executive compensation, the voting results were as follows:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
2,292,065	32,833	7,109,349	4,772	755,553

Proposal 5 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
10,010,256	180,412	3,904

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1 Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: May 22, 2017	By: /s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan.